Exhibit 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Envision Healthcare Holdings, Inc., a Delaware corporation (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)     the Form 10-Q of the Company for the quarter ended September 30, 2014, filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM A. SANGER
William A. Sanger
Chief Executive Officer
November 12, 2014

/s/ RANDEL G. OWEN
Randel G. Owen
Chief Financial Officer
November 12, 2014